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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

The Board Of Directors
Optimal Robotics Corp.

We consent to incorporation by reference in the registration statement (No. 333-65530) on Form S-8 of Optimal Robotics Corp. of our report dated April 25, 2003 (July 3, 2003 as to notes 13 and 20), with respect to the balance sheets of RBA Inc. as of December 31, 2002, 2001, and 2000, and the related statements of operations, retained earnings (deficit) and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the Current Report on Form 8-K/A of Optimal Robotics Corp. filed with the Securities and Exchange Commission on December 12, 2003.


(signed) KPMG LLP
Chartered Accountants

Montreal, Canada
December 12, 2003



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